UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

[Missing Graphic Reference]
ELDORADO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1188-550 Burrard Street
Vancouver, British Columbia
Canada V6C 2B5

(Address of principal executive offices)

ELDORADO GOLD CORPORATION INCENTIVE STOCK OPTION PLAN (EMPLOYEES,
CONSULTANTS & ADVISORS), AMENDED AND RESTATED AS OF MAY 5, 2011

ELDORADO GOLD CORPORATION INCENTIVE STOCK OPTION PLAN (OFFICERS &
DIRECTORS), AMENDED AND RESTATED AS OF MAY 5, 2011

 (Full titles of plan)

CT Corporation
111 Eighth Avenue, 13 Floor
New York, NY 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Kenneth G. Sam, Esq.
Dorsey & Whitney LLP
1400 Wewatta, Suite 400
Denver, CO 80202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  See definition of “Accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer  ☒  Accelerated Filer  ☐  Non-Accelerated Filer  ☐  Smaller Reporting Company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable under the Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 5, 2011	$10,804,355 (1)	$18.09(3)	$195,450,781.95	$22,691.84
Common Shares issuable under the Eldorado Gold Corporation Incentive Stock Option Plan (Directors & Officers), Amended and Restated as of May 5, 2011	$7,133,566(2)	$18.09(3)	$129,046,208.94	$14,982.26
TOTAL	$17,937,921	--	$324,496,990.89	$37,674.10

(1)
Additional Common Shares, without par value, offered by the Registrant pursuant to the Eldorado Gold Corporation Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 5, 2011.

(2)
Additional Common Shares, without par value, offered by the Registrant pursuant to the Eldorado Gold Corporation Incentive Stock Option Plan (Directors & Officers), Amended and Restated as of May 5, 2011.

(3)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on August 8, 2011, as quoted on the NYSE.

EXPLANATORY NOTE

On September 4, 2007, Eldorado Gold Corporation (the “the Company”) filed a Registration Statement on Form S-8 (SEC File No. 333-145854) to register 8,100,331 common shares of the Company issuable upon exercise of options or rights granted or to be granted under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of April 28, 2005 and the Company’s Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of April 28, 2005.  The Form S-8 (SEC File No. 333-145854) acted as a post-effective amendment, pursuant to Rule 429 of the Securities Act of 1933, as amended, to the Company’s Registration Statements on Form S-8 (SEC File No. 333-122683) and (SEC File No. 333-107138).

On October 7, 2008, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-153894) to register an additional 6,127,171 common shares of the Company issuable upon exercise of options or rights granted or to be granted under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 1, 2008 and the Company’s Stock Option Plan (Officers & Directors), Amended and Restated as of May 1, 2008.

On June 30, 2009, the Company filed a Registration Statement on Form S-8 (SEC File No. 333-160349) to register an additional 8,462,258 common shares of the Company issuable upon exercise of options or rights granted or to be granted under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009, and the Company’s Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of May 7, 2009.

On May 6, 2010, the Company approved a reload of common shares issuable upon exercise of options under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009, and the Company’s Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of May 7, 2009, of 3,995,166 and 1,665,000, respectively.

On May 5, 2011, the Company’s shareholders authorized amendments to Section 4.1 of the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 7, 2009 and Section 4.1 of Incentive Stock Option Plan (Officers & Directors), Amended and Restated as of May 7, 2009 setting the maximum aggregate number of common shares issuable upon exercise of options granted pursuant to the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors) and the Company’s Incentive Stock Option Plan (Officers & Directors) at 17,067,794 and 13,654,234 respectively (among other changes) and approved the amended and restated Incentive Stock Option Plan (Employees, Consultant & Advisors) and Incentive Stock Option Plan (Officers & Directors).

This Registration Statement on Form S-8 registers the reload of 3,995,166 common shares and the additional 6,809,189 common shares issuable upon exercise of options granted under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 5, 2011, for an aggregate total of 10,804,355 additional common shares under the Company’s Incentive Stock Option Plan (Employees, Consultants & Advisors), Amended and Restated as of May 5, 2011, and the reload of 1,665,000 common shares and additional 5,468,566 common shares issuable upon exercise of options granted under the Company’s Incentive Stock Option Plan (Officers & Directors), Amended and Restated May 5, 2011, for a total of 7,133,566 additional common shares under the Company’s Incentive Stock Option Plan (Officers & Directors), Amended and Restated May 5, 2011.

The contents of the Company’s Registration Statement on Form S-8 (File No. 333-145854), as filed with the SEC on September 4, 2007, are incorporated by reference herein.  The contents of the Company’s Registration Statement on Form S-8 (File No. 333-153894), as filed with the SEC on October 7, 2008, are incorporated by reference herein. The contents of the Company’s Registration Statement on Form S-8 (File No. 333-160349), as filed with the SEC on June 30, 2009, are incorporated by reference herein.

EXHIBITS

Number	Exhibit
4.1	Incentive Stock Option Plan of Eldorado Gold Corporation (Employees, Consultants and Advisors), Amended and Restated as of May 5, 2011
4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of May 5, 2011
5.1	Opinion of Fasken Martineau DuMoulin
23.1	Consent of Fasken Martineau DuMoulin (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (See Signature Pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on August 9, 2011.

ELDORADO GOLD CORPORATION

/s/ Paul N. Wright
Name:	Paul N. Wright
Title:	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Fabiana Chubbs
Name:	Name: Fabiana Chubbs
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul N. Wright and Fabiana Chubbs as his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul N. Wright Paul N. Wright	President, Chief Executive Officer and Director	August 9, 2011
/s/ Fabiana Chubbs Fabiana Chubbs	Chief Financial Officer	August 9, 2011
/s/ Timothy Baker Timothy Baker	Director	August 9, 2011
/s/ K. Ross Cory K. Ross Cory	Director	August 9, 2011
/s/ Geoffrey A. Handley Geoffrey A. Handley	Director	August 9, 2011
/s/ Robert R.Gilmore Robert R. Gilmore	Non-Executive Chairman of the Board, Director, and Authorized U.S. Representative	August 9, 2011
/s/ Wayne D. Lenton Wayne D. Lenton	Director	August 9, 2011
/s/ Michael A. Price Michael A. Price	Director	August 9, 2011
/s/ Donald M. Shumka Donald M. Shumka	Director	August 9, 2011
/s/ Jonathan A. Rubenstein Jonathan A. Rubenstein	Director	August 9, 2011

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

/s/ Robert Gilmore Robert R. Gilmore	Authorized Representative in the United States	August 9, 2011

EXHIBIT INDEX

Number	Exhibit
4.1	Incentive Stock Option Plan of Eldorado Gold Corporation (Employees, Consultants and Advisors), Amended and Restated as of May 5, 2011
4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of May 5, 2011
5.1	Opinion of Fasken Martineau DuMoulin
23.1	Consent of Fasken Martineau DuMoulin (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
24.1	Power of Attorney (See Signature Pages)